                                                                 EXHIBIT 10.12.5

                   AMENDMENT NO. 5 TO THE AMENDED AND RESTATED
                       SYSTEM EQUIPMENT PURCHASE AGREEMENT

         THIS AMENDMENT NO. 5 (the "Amendment" or "Amendment No. 5"), executed as of September 23, 2003, is made and entered into by and between CRICKET COMMUNICATIONS, INC., a Delaware corporation ("Owner") and LUCENT TECHNOLOGIES INC., a Delaware corporation ("Vendor") and shall be effective on the Settlement Date, as defined herein. In the event the Settlement Date has not occurred then this Amendment No. 5 shall be null and void and have no effect.

                                    RECITALS

         WHEREAS, Owner and Vendor entered into that certain Amended and Restated System Equipment Purchase Agreement, dated as of June 30, 2000, as amended by Amendment No. 1, effective March 22, 2002 ("Amendment No. 1"), Amendment No. 2, effective March 22, 2002 ("Amendment No. 2"), Amendment No. 3, effective March 22, 2002 ("Amendment No. 3") and Amendment No. 4, effective September 10, 2002 ("Amendment No. 4") and the Letter Agreements dated September 30, 2002 and December 20, 2002 (collectively, the "Contract" or "SEPA"); and

         WHEREAS, Owner and certain of its affiliates (collectively "Debtors") filed petitions under chapter 11 of title 11 of the United States Code ("Bankruptcy Code") on April 13, 2003 (the "Petition Date") in the United States Bankruptcy Court for the Southern District of California ("Court"); and

         WHEREAS, Owner and Vendor, by this Amendment No. 5, hereby amend certain terms of the Contract for conducting business after the Approval Order has become a Final Order (as each capitalized term is hereinafter defined); and

         WHEREAS, Owner, the other Debtors and Vendor are entering into a separate agreement concurrently with this Amendment No. 5 regarding the settlement of certain Contract issues arising prior to the Petition Date (the "Settlement Agreement"); and

         WHEREAS, upon execution of the Settlement Agreement and this Amendment No. 5, Owner shall file a motion with the Court requesting an order (the "Approval Order") approving and authorizing Owner to enter into the Settlement Agreement, including all payments and the releases set forth therein, and this Amendment No. 5.

                                    AGREEMENT

         NOW, THEREFORE, incorporating the Recitals herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Vendor and Owner agree as follows:

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                                    ARTICLE I

                               EFFECT OF AGREEMENT

                  1.1 INCONSISTENCIES. In the event there exists any inconsistency between the Contract and this Amendment, the terms contained in this Amendment shall govern (except as expressly provided herein). All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Contract.

                  1.2 ADEQUATE REPRESENTATION. Owner and Vendor acknowledge and agree that they have been represented by their respective legal counsel of choice, understand and are fully aware of the terms contained in this Amendment and have voluntarily, without duress of any kind, entered into this Amendment.

                                   ARTICLE II

                             AMENDMENTS TO CONTRACT

                  2.1 Effective as of the Settlement Date, Section 1.1 of the Contract shall be and is hereby amended by adding the following new definitions in the appropriate alphabetical order:

                  "Amendment No. 5" means Amendment No. 5 to the Amended and Restated System-Equipment Purchase Agreement executed as of September 23, 2003 by and between Owner and Vendor.

                  "Court" shall have the meaning given to such term in Amendment No. 5.

                  "CP1 Assets" shall have the meaning given to such term in the Settlement Agreement.

                  "Effective Date" shall have the meaning given to such term in Owner's Final Plan (as defined in the Settlement Agreement).

                  "Final Approval Date" shall have the meaning given to such term in the Settlement Agreement.

                  "Filing Date" means the date upon which Owner files a motion with the Court requesting entry of an order approving (i) the executed Settlement Agreement, (ii) the assumption by Owner of the Contract as amended by Amendment No. 5.

                  "Final Order" means any order entered by the Court which has not been reversed, stayed, modified or amended, the time in which to appeal such order has expired and no appeal has been taken, or, if any appeal has been taken, such appeal has been resolved by the highest court to which it was appealed.

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                  "Settlement Agreement" shall have the meaning given to such term in Amendment No. 5.

                  "Settlement Amount" means Vendor's Allowed Administrative Claim in the amount of US $12,500,000.00.

                  "Settlement Date," means the later to occur of (i) the Final Approval Date (as such term is defined in the Settlement Agreement) and (ii) the date on which Vendor has received payment in full of the Settlement Amount as provided in
                  Section 1 of the Settlement Agreement.

         2.2 Effective as of the Settlement Date, Section 1.1 of the Contract shall be and is hereby amended by deleting therefrom the definitions of "Liquidated Damages" and "Minimum Purchase Commitment."

         2.3 Effective as of the Settlement Date, Section 1.1 of the Contract shall be and is hereby amended by deleting the phrase "five (5) years there from" from the definition of "Contract Term" and adding and inserting in its place the phrase "March 31, 2005."

         2.4 Effective as of the Settlement Date, Section 2.1 of the Contract shall be and is hereby amended by deleting the phrase "by Operating Affiliates and" from the second sentence of the first paragraph of Section 2.1 of the Contract. Section 2.1 of the Contract is further amended by deleting the third paragraph of Section 2.1.

         2.5 Effective as of the Settlement Date, Section 2.4 of the Contract shall be and is hereby amended by deleting the phrase "five (5) year period commencing on the Effective Date" and adding and inserting in its place the phrase "the Contract Term."

         2.6 Effective as of the Settlement Date, Section 2.8(a) of the Contract shall be and is hereby amended by deleting the first word "The" and adding and inserting in its place the phrase "Except for the purchase money security interest granted by the Owner to the Vendor pursuant to Amendment No. 5, the".

         2.7 Effective as of the Settlement Date, Section 3.1 of the Contract shall be and is hereby amended by adding the following new Subsections 3.1(c) and (d) inclusive to Section 3.1 of the Contract as follows:

                  "(c)     On and after the Settlement Date, and prior to the
                  Effective Date, Vendor shall not reject Owner's Purchase Orders for Products or Services for the maintenance, operation and growth of the existing Systems, provided that (i) such Purchase Orders are subject to the Contract, as amended by Amendment No. 5, (b) such Purchase Orders allow for Vendor's normal interval lead times, and (c) Owner submits payment in full for the Products or Services, together with all applicable Taxes, in immediately available funds, for all such Products and Services at the time of submission of the applicable Purchase Order.

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                  (d)      Notwithstanding anything to the contrary set forth in
                  section 3.1(b) and 3.3(a) hereof, on and after the later to occur of the Settlement Date and the Effective Date, Owner shall pay all invoices in full within thirty (30) days after shipment of Products or the date of the invoice for Services, subject to credit limits, credit terms and conditions to be determined by Vendor for Owner in Vendor's sole discretion based upon Owner's credit and financial condition following its emergence from bankruptcy. Such credit limits, credit terms and conditions shall be subject to periodic adjustment, in Vendor's sole discretion."

         2.8 Effective as of the Settlement Date, Section 3.3(a) of the Contract shall be and is hereby amended by deleting the first and last sentences thereof.

         2.9 Effective as of the Settlement Date, Section 5.1, exclusive of Subsection 5.1.1 of the Contract is hereby deleted in its entirety. Subsection
5.1.1 shall be and is hereby amended by adding the following at the end of that Subsection 5.1.1; and Contract references to Section 5.1 shall be deemed to mean Subsection 5.1.1:

                  "Vendor shall provide Owner with the 10% Trigger discounts for any and all BTS hardware, excluding only items under RS&R, SES and non BTS Spares. The ten percent 10% Trigger discount shall apply to and is incorporated into all prices in the new B Exhibits for all BTS model pricing attached hereto as Exhibit 2 which shall replace all prior BTS pricing models of Exhibit B of the SEPA."

         2.10 Effective as of the Settlement Date, Section 5.2 of the Contract shall be and is hereby amended and restated in its entirety to read as follows:

                  "5.2     Taxes. Owner shall be liable for and shall pay all
                  state and local sales and use taxes or other similar transfer taxes in the nature of sales or use taxes ("Taxes"), plus any interest and penalties thereon, attributable to purchases of Products and Services under the Contract; provided, however, that to the extent any penalties related to delinquent taxes arise solely as a result of Vendor's failure to collect and remit the taxes from Owner on a timely basis, and such failure was not a result of any request in writing by Owner to Vendor not to collect the taxes for any reason, Owner shall not be liable for such penalties but shall at all times remain liable for the underlying tax and interest accrued thereon except if Owner has made payment to Vendor for the invoiced sales tax and Vendor does not remit to the Governmental Entity; (a) Vendor shall bill such tax related amounts to Owner separately stating the amount on the applicable invoice; and (b) Vendor shall not bill to or otherwise attempt to collect from Owner any tax, interest and penalties with respect to which Owner has provided Vendor with an exemption certificate prepared in accordance with applicable law or a direct pay permit validly issued by a taxing authority. Owner and Vendor agree to fully cooperate with each other as well as any

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                  Governmental Entity in resolving any Tax issues that may
                  arise. If the Owner shall pay Taxes to Vendor for which the Vendor files and remits to a governmental taxing authority and Vendor later receives a Tax credit from the taxing governmental authority with respect to such Taxes, then the Vendor shall credit to the Owner an amount equal to such Tax credit. The amount of such credit will be applied against future Vendor invoices after the assessment of normal Tax due on such invoice(s) based on the invoiced amount prior to such Tax credit."

         2.11 Effective as of the Settlement Date, the subsection of Section 5 of the Contract titled "No Payment in Event of Material Breach" shall be and is hereby amended in its entirety to read as follows:

                  "Subject to subsection 24.5, in the event the Vendor is in material breach of the Contract, the Owner shall provide written notice to the Vendor thereof, and if such breach is capable of cure, the Vendor shall (i) commence to cure the default within five (5) Business Days of Vendor's receipt of such notice, and (ii) diligently pursue such cure and remedy the breach entirely within ninety (90) days following delivery of such notice. The occurrence of such material breach does not relieve Owner of its obligations to make payments for the Work related to such breach; however, Owner may suspend such payments only until the earlier to occur of (i) Vendor remedies the breach within ninety (90) days of receipt of notice of such breach, and (ii) a court of competent jurisdiction renders a decision that such payments are due and owing to the Vendor. Suspension of payment pursuant to this
                  Section 5 shall not constitute a Payment Default under Section 24.7.1(a) of this Contract. Notwithstanding anything to the contrary in this section 5 or elsewhere in the Contract, Owner is not relieved of its obligations with respect to payment of any and all amounts that are or become due under this Contract with respect to (i) Taxes, (ii) Owner's failure to satisfy the Discount Criteria in accordance with section 7.3 of the Contract, and (iii) any and all unpaid invoices for Work actually done or Products or Services actually delivered by Vendor prior to such breach or unrelated to such breach."

         2.12 Effective as of the Settlement Date, Section 7.3 of the Contract shall be and is hereby amended by adding the following new paragraph at the end of Section 7.3 of the Contract as follows:

                  "Owner has identified in a letter to Vendor dated May 15, 2002 the MSC-5ESS System Purchase Orders to which the Discount Criteria (as set forth and defined in Section 3 of Amendment No. 2 of the Contract) shall not apply, to which Vendor has agreed, subject to the provisions of this Section 7.3.

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                  (a)      The discount percentages (collectively, the "Discount
                  Percentages") applicable to all 5ESS switch Equipment, Software, and Spares will be 90% of Vendor's List Price for all purchases in existing Markets in which Owner has installed Vendor Products as of the Settlement Date, and 83% of Vendor's List Price for all purchases for all other Markets. The 10% Trigger under Section 5.1.1 shall not apply to the foregoing Discount Percentages. The Discount Percentages shall not apply to the fees or to specific repair parts pricing for the current Systems which are or shall be set forth in any SES and/or RS&R agreements by and between Vendor and Owner, nor shall the Discount Percentages apply to FMS pricing as set forth in Section 11 of Amendment No. 2 of the Contract, except to the extent that 5ESS switching components make up the FMS.

                  (b) Owner is obligated to satisfy the Discount Criteria for the following Markets: the greater Denver, Phoenix, Memphis, Albuquerque and Tulsa Systems (the "Discount Criteria Markets").

                  (c) Vendor will perform an audit of the Owner's Systems on or about January 1, 2005, to determine the number of carriers in each Market in order to determine whether Owner has satisfied the Discount Criteria. The audit will involve examination of the System itself, not an examination of inventory. If Owner has not satisfied the Discount Criteria in each applicable Market, then Owner shall, at its option, following the completion of such audit and in any event no later than March 1, 2005, either place Purchase Orders and pay the full amount owing for the number of required carriers to meet the Discount Criteria, or pay an amount to Vendor equal to the price differential between a 90% discount off the 5ESS Switch List Price and an 85% discount off the 5ESS Switch List Price (all List Prices and discount prices (the "Discount Structure") as set forth on Exhibit B of the Contract titled "Discount Structure for Cricket Communications") for the applicable Discount Criteria Market in accordance with the terms of Section 3 of Amendment No. 2 to the Contract (the "Discount Reimbursement"). If Owner purchases additional carriers to satisfy the Discount Criteria, then, thereafter, Owner may ship to and install such carriers in any Vendor Market. Notwithstanding anything to the Contrary set forth in this Section or elsewhere in this Contract, the termination or expiration of this Contract shall not relieve Owner of its obligations with respect to payment of any and all amounts that may be due as a result of Owner's failure to satisfy the Discount Criteria as determined in accordance with this
                  Section 7.3 as modified herein including Section 24.5."

                  (d) If the Contract is terminated pursuant to its terms (including, without limitation, termination pursuant to Section 24.7.2 hereof) on or before March 1, 2005, then such termination shall not relieve Owner of its

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                  obligations under this Section 7.3, and as soon as practicable after the applicable termination date, Vendor shall conduct its audit as referenced in paragraph (c) above and Owner shall, within thirty (30) days of the date such audit is provided to Owner, at its option, as provided in paragraph (c) above, purchase the required carriers to meet the Discount Criteria under the terms of this Contract as if the Contract had not been terminated or pay the Discount Reimbursement."

         2.13 Effective as of the Settlement Date, Section 12 of the Contract shall be and is hereby amended by adding a new Section 12.3 to the Contract as follows:

                  "12.3    Discontinuation of Products Purchased Before or After
                  the Settlement Date. All purchases prior to the Settlement Date shall continue to be subject to the applicable seven (7) or ten (10) year Product support periods from September 20, 1999 (the date of the original Contract), but in no event, less than seven years from the ship date. Unless modified in writing, the discontinued Product support applicable to all purchases of Products after the Settlement Date shall be as follows: (a) Vendor will use commercially reasonable efforts to notify Owner six (6) months in advance of the effective date of Discontinued Availability ("DA") of Vendor-manufactured Products or Vendor-developed Software that are provided under the Contract. Such notice may be provided by electronic bulletin board to which Owner has access or by written notice, at Vendor's sole option and in Vendor's sole discretion. Such notice shall be waived in the event that a functional equivalent as to Form, Fit and Function and price is available. From such effective date of DA, Vendor shall continue to support, repair, replace or maintain a discontinued item for a period of two (2) years, provided, however, Vendor shall not be excused from any warranty obligations remaining on the DA effective date. In the case of items supplied by third party vendors, Vendor will notify Owner of the discontinuance of availability of hardware, software, or support provided by the vendor as soon as practical after Vendor receives notice from such vendor. Notwithstanding anything in this paragraph to the contrary, should the continued Product support period remaining (as calculated subject to the seven (7) and ten (10) year periods above) on any Products purchased under the Contract prior to the Settlement Date have a support period greater than the two
                  (2) years, then the longer of the support period remaining under the seven (7), (10) or two (2) years shall apply."

         2.14     Effective as of the Settlement Date, the first sentence of
Section 13.5 of the Contract shall be and is hereby amended in its entirety to read as follows: "The rights and obligations of the Owner and Vendor under this
Section 13.5 and under the RTU License shall survive the expiration or termination of this Contract, regardless of the cause of termination, provided Owner has rendered and continues to render payments (subject to applicable cure periods, if any) on and after the Settlement Date in accordance with this Contract."

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         2.15     Effective as of the Settlement Date, Section 16.1 of the
Contract shall be and is hereby amended in its entirety to read as follows:

                  "The parties agree that the Vendor shall have no liability for any liquidated damages."

         2.16 Effective as of the Settlement Date, Section 18 of the Contract shall be and is hereby amended by adding a new section 18.4 to the Contract as follows:

                  "18.4    Purchases on or After the Settlement Date. All
                  Equipment, Software and Services purchased prior to the Settlement Date, shall continue to be subject to the applicable Warranty Periods as described in the SEPA prior to Amendment No. 5. Unless modified in writing, the Warranty Period applicable to all purchases of Equipment, Software and Services on or after the Settlement Date, shall be as follows:

                  (a)      All Equipment: the Warranty Period shall be twelve
                  (12) months from the date of shipment of Equipment, if not installed by Vendor. If Equipment is installed by Vendor, the Warranty Period shall be twelve (12) months from the date of Vendor's Notice of Completion of Installation and Integration Certificate.

                  (b)      All Software: the Warranty Period shall be ninety
                  (90) days from the date of shipment of Software, if not installed by Vendor. If Software is installed by or activated by Vendor, the Warranty Period shall be ninety (90) days from the date the Software is installed or activated by Vendor unless earlier activated by Owner.

                  (c)      All Services: the Warranty Period shall be thirty
                  (30) days from the date of completion of the Service.

                  Notwithstanding the foregoing, in no case shall a Warranty Period commence later than the date Owner first puts the Equipment, Software, or in the case of Services, puts the item to which Services relate, into Commercial Service other than solely for acceptance testing, whether or not revenue is generated."

         2.17     [Intentionally Deleted]

         2.18 Effective as of the Settlement Date, Section 24.1 of the Contract shall be and is hereby amended by adding the following sentence at the end of Section 24.1: "Notwithstanding anything to the contrary in this subsection 24.1 or elsewhere in the Contract, the termination of this Contract pursuant to subsection 24.1 hereof shall not relieve Owner of its obligations with respect to payment of any and all amounts that are or become due under this Contract, including, but not limited to, any and all amounts that are or become due with respect to (i) Taxes, (ii) Owner's failure to satisfy the Discount Criteria in accordance with section 7.3 of the Contract,

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and (iii) any and all unpaid invoices for Work actually done or Products or
Services actually delivered by Vendor."

         2.19 Effective as of the Settlement Date, Section 24.2 of the Contract shall be and is hereby amended by adding the following at the end of
Section 24.2: "provided, however, that the Vendor's suspension of its performance of the Work pursuant to the Vendor's exercise of remedies pursuant to subsection 24.7.2(i)(a) and/or (b) hereof shall not constitute a Vendor Event of Default and the Owner shall not be entitled to terminate the Contract pursuant to this subsection 24.2(e) in the event Vendor suspends performance of the Work pursuant to subsections 24.7.2(i)(a) and/or (b) hereof."

         2.20 Effective as of the Settlement Date, Section 24.3(a)(ii) of the Contract shall be and is hereby amended in its entirety to read as follows:

                  "(ii) in the case of any other Vendor Event of Default, the Owner shall provide written notice of such Vendor Event of Default to the Vendor, and the Vendor shall have failed (a) to commence to cure the default within five (5) Business Days of delivery of such notice, and (b) to diligently pursue such cure and remedy the breach entirely within ninety (90) days of delivery of such notice."

         2.21 Effective as of the Settlement Date, Section 24.5 of the Contract shall be and is hereby amended in its entirety to read as follows:

                  "If the Owner terminates this Contract pursuant to subsection
                  24.2 thereof, the Vendor shall not be entitled to receive further payment other than payments due and payable under this Contract and not subject to dispute prior to such termination (provided that any such disputed amounts shall be paid by the Owner when and if such dispute is in fact resolved); provided, however, that notwithstanding anything to the contrary in this section 24.5 or elsewhere in this Contract, the termination of this Contract pursuant to subsection 24.2 hereof shall not relieve Owner of its obligations with respect to payment of any and all amounts that are or become due, including but not limited to, any and all amounts that are or become due with respect to (i) Taxes, (ii) Owner's failure to satisfy the Discount Criteria in accordance with section 7.3 hereof, and
                  (iii) any and all unpaid invoices for Work actually done or Products or Services actually delivered by Vendor."

         2.22 Effective as of the Settlement Date, Section 24.7 of the Contract shall be and is hereby deleted in its entirety and a new Section 24.7 is hereby added in its place as follows:

                  "24.7    Owner Events of Default.

                  24.7.1 Owner Events Of Default. The occurrence of any one or more of the following after the Settlement Date shall constitute an "Owner Event of Default" under this Contract:

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                  (a)      Owner fails to pay any amount when due and owing (as
                  to which there is no good faith valid dispute) to Vendor including, without limitation, any invoice, fee, charge, Tax or other amount under this Contract, the Settlement Agreement, or any other written agreement between Vendor and Owner, and such failure to pay continues for a period of five (5) Business Days after Vendor gives Owner written notice thereof (in such case, a "Payment Default"); or

                  (b) (i) Owner materially breaches any of its other non-monetary, material obligations under this Contract, the Settlement Agreement, or under any other agreement between Owner, its parent, or any of their respective subsidiaries and Vendor or any of its subsidiaries, such breach is curable and after the Vendor having provided written notice to Owner thereof, the Owner shall have failed (A) to commence to cure the default within five (5) Business Days of Owner's receipt of such notice, and (B) to diligently pursue such cure and remedy the breach entirely within ninety (90) days following such notice, except for a non-monetary default of third party products or software provided to Owner by Vendor, where such default or cure period is in violation of such agreements between Vendor and the third party provider; or (ii) Owner shall have persistently and materially breached any of its other non-monetary, material obligations under this Contract, the Settlement Agreement, or under any other agreement between Owner, its parent, or any of their respective subsidiaries and Vendor or any of its subsidiaries, such breach is not curable, and Vendor shall have provided written notice to Owner thereof.

                  (c) Any material representation and warranty made by Owner in the Settlement Agreement, Amendment No. 5 or any subsequent amendment of this Contract executed and delivered by Owner and Vendor, shall prove to have been false or incorrect when made in any material respect; or

                  (d) Except for the chapter 11 bankruptcy cases commenced by Owner and its affiliates as of April 13, 2003 and any adversary or related proceedings commenced specifically within the context of such bankruptcy cases (collectively, the "Pending Chapter 11 Cases"), the Owner, its parent, or any of their respective subsidiaries (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it,
                  (iii) is adjudged bankrupt, (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, or (v) commences any proceeding for relief from its creditors in any court under any federal or state bankruptcy or insolvency statutes, and any such filing, proceeding, adjudication or assignment as described herein above shall otherwise

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                  materially impair the Owner's ability to perform its
                  obligations under this Contract; or

                  (e)(i) the Owner, its parent, or any of Owner's subsidiaries is in default of any indebtedness, lease, obligation, or liability (including, without limitation, indebtedness arising under the New Senior Notes (as defined in the Owner's chapter 11 plan of reorganization)) which indebtedness, lease, obligation or liability has an outstanding principal balance of at least Twenty-Five Million Dollars (U.S. $25,000,000.00) in the aggregate ("Material Contract"); (ii) Owner, its parent, or any of their respective subsidiaries has been served with notice of such Material Contract Default under the terms of such Material Contract, if and to the extent notice is required thereunder; (iii) such Material Contract Default would permit the lender, lessor or other counter-party under such Material Contract to accelerate all amounts outstanding thereunder; and (iv) such Material Contract Default has not been cured, waived or discharged in full (any such default defined in this subsection (e) shall be referred to herein as a "Material Contract Default"); or

                  (f) the Pending Chapter 11 Case of Owner, or its parent, is converted to a case under Chapter 7 of the United States Bankruptcy Code; or

                  (g) Owner fails within ten (10) Business Days of the Final Approval Date to merge CP1 with and into Owner and to transfer to Owner all of the CP1 Assets as described in the Settlement Agreement (the "CP1 Event of Default").

                  24.7.2   Remedies.

                  (i) Upon the occurrence of any one or more Owner Event(s) of Default, and subject to Section 24.7.2(ii) and (iii), Vendor shall have the right in its sole discretion and without prejudice to any other rights or remedies which it may have under this Contract or at law or in equity, to exercise one or more of the following remedies (which are cumulative and not exclusive of any other right or remedy):

                           (a) immediately terminate this Contract in its entirety and suspend performance hereunder (including suspension of performance of all outstanding Purchase Orders), without any further obligation or liability to Owner except with respect to Products or Software already shipped and Services already performed;

                           (b) (i) suspend all performance upon any pending Purchase Order; (ii) suspend shipment of all Products and Software; (iii) suspend performance of all Services and Work; and/or (iv) reject any and all

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                  Purchase Orders submitted by the Owner (whether or not such
                  Purchase Orders have been accepted previously);

                           (c) accelerate and demand payment for any and all amounts then outstanding and owing to Vendor by Owner;

                           (d)      immediately terminate any and all
                  outstanding credit terms and/or credit facilities in effect between the Vendor and the Owner; and/or

                           (e) proceed to collect all amounts owing by Owner to Vendor by any means permitted by applicable law.

                  (ii)     Notwithstanding the foregoing subsection 24.7.2:

                           (a)      If a Payment Default occurs and is
                  continuing, and no other Owner Event of Default has occurred and is continuing (other than a Material Contract Default), and Owner fails to cure such Payment Default and pay all outstanding amounts (as to which there is no good faith valid dispute) owing to Vendor within five (5) Business Days of the date of such Payment Default, then Vendor shall be entitled to exercise one or more of the remedies specified in subsection
                  24.7.2 (i)(b) through (e), but Vendor shall not exercise the remedy in subsection 24.7.2 (i)(a) except as permitted in subsection 24.7.2(ii)(b); and

                           (b) If a Payment Default occurs and Owner fails to cure such Payment Default and pay all outstanding amounts (as to which there is no good faith valid dispute) owing to Vendor (including, without limitation, such amounts that have been invoiced but are not yet due) within thirty (30) calendar days of the date of such Payment Default, then Vendor shall be entitled to exercise one or more of the remedies provided in Subsection 24.7.2 (i)(a) through (e), including, without limitation, the right to terminate this Contract.

                           (c) Prior to March 31, 2005, if Owner cures all Payment Defaults and pays all outstanding amounts (as to which there is no good faith valid dispute) owing to Vendor (including, without limitation, such amounts that have been invoiced but are not yet due) within thirty (30) calendar days of the date of any such Payment Default (and only if such condition precedent has been satisfied), then Vendor shall accept and perform the Work specified in all future Purchase Orders for Products, Services, Software or other items of Work and resume performance on all pending Purchase Orders, resume shipment of all Products and Software, and resume performance of all Services and Work under suspended Purchase Orders, provided that: (i) such Purchase Orders are submitted under and in accordance with this Contract, (ii) such Purchase Orders are submitted to Vendor with payment in full of the prices, fees, charges and

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                  Taxes for the Products, Services, Software or Work referenced in such Purchase Orders at the time of submission of such Purchase Orders, or in the case of pending or suspended Purchase Orders, Owner shall have paid all of the unpaid balance therefore to Vendor, and (iii) no other Owner Event of Default has occurred and is continuing (except for a Material Contract Default).

                           (d) If a Material Contract Default occurs and is continuing, and no other Owner Event of Default has occurred and is continuing, then Vendor shall be entitled only to exercise the remedies specified in subsection 24.7.2 (i)(d) above.

                           (e) Vendor's acceptance of Purchase Orders shall not be deemed a waiver of any Owner Event of Default.

                           (f) If the CP1 Event of Default occurs, then Vendor shall be entitled to exercise all of the remedies specified in Section 24.7.2 above.

                  Nothing in Section 24.7.1 or 24.7.2 shall: (a) allow Vendor to suspend or terminate its performance obligations under Sections 2.8, 12, 13, 14, 15, 16.3, 18, 19, 20, 23, 24 or 26
                  of this Contract; or (b) relieve Owner of its payment or performance obligations that survive by their terms the termination of this Contract.

                  Any and all references in Section 24.7 to "good faith dispute" arising with respect to amount(s) owing, shall apply only to the disputed portion of such amount(s) and shall not otherwise relieve the Owner of its timely payment obligations with respect to the undisputed portion of such amount(s)."

         2.23 Effective as of the Settlement Date, Section 24.8 of the Contract shall be and is hereby amended by deleting Section 24.8(a) of the Contract, inserting and adding in its place the phrase "[Intentionally omitted]" and by deleting the last sentence of Section 24.8(b) and adding and inserting in its place the following sentence: "In the event of termination pursuant to this subsection 24.8(b), each party's obligations to perform shall be suspended except for those obligations contained in section 2.8, 12, 13, 14, 15, 16.3, 18, 19, 20, 23, 24 and 26, or as otherwise required by law, provided, however, that notwithstanding anything to the contrary in this section 24.8 or elsewhere in this Contract, termination pursuant to this subsection 24.8(b) shall not relieve Owner of its obligations with respect to any and all amounts that are or become due under this Contract, including, but not limited to, any and all amounts that are or become due with respect to (i) Taxes, (ii) Owner's failure to satisfy the Discount Criteria in accordance with section 7.3 hereof, (iii) any and all unpaid invoices for Work actually done or Products or Services actually delivered by Vendor."

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         2.24     Effective as of the Settlement Date, Exhibit B of the
Contract, titled "Discount Structure for Cricket Communications" shall be and is hereby amended by adding the following new paragraph to Exhibit B as follows:

                  "Notwithstanding anything to the contrary in this Exhibit B, except for the 5ESS Products set forth in Section 7.3 of the Contract, all purchases of Products listed in this Exhibit B, including any Products listed in the Discount Structure that may be discontinued and for which a suitable replacement as to Form, Fit and Function will be provided, shall continue to be provided at the List Price as stated in Exhibit B, less the discounts set forth in the Discount Structure. The applicable List Price, as stated in Exhibit B, less the applicable discount set forth in the Discount Structure shall remain fixed through the Contract Term for the following family of Products. New BTS model pricing, which takes into account the Discount Structure, including the 10% Trigger, is included hereto as Exhibit B1(A):

                  -        Access Manager Hardware -----------10%

                  -        Cell Site Hardware-----------------40%

                  -        CDMA Hardware/Software-------------40%

                  -        Optional Software Features---------40%

                  -        Transmission Equipment-------------40%

                  -        Flexent Applications Processor-----45%

                  Provided, however, that any Product not listed in the Discount Structure (Products other than those listed immediately above or the 5ESS switching products in Section 7.3 of the Contract) will be subject to Vendor's standard List Price then in effect at the time of purchase, less the applicable discount to be negotiated, if any."

         2.25 Effective as of the Settlement Date, Exhibit B-5 of the Contract shall be and is hereby amended by adding a new Section 7.f. to Exhibit B-5 of the Contract as follows:

                  "In addition to the foregoing, Owner shall pay to Vendor the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in fees ("Incremental ARMF") per each calendar quarter. The first quarterly payment of $250,000 shall be due and payable on the later to occur of October 1, 2003, or within five days of the Final Approval Date (as such term is defined in the Settlement Agreement). The remaining quarterly payments shall be payable

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                  on the first day of each calendar quarter thereafter beginning on January 1, 2004, and continuing on the first day of each calendar quarter thereafter through the Contract Term. Incremental ARMF shall be inclusive of fees for Remote Technical Support ("RTS") for CBX500 wireless Products and RTS for PSAX2300 wireless Products ("RTS-Lite")."

         2.26 Effective as of the Settlement Date, the Contract shall be and is hereby amended by adding a new Exhibit W "Market Substantial Completion Dates," attached to this Amendment as Exhibit 1, which sets forth the Market Substantial Completion dates for purposes of determining (i) the anniversary dates for the calculation of fees due under ARMF and OSF and (ii) the Warranty Period for Systems to the extent the Warranty Period is determined based upon the Substantial Completion Date. Should there be a conflict between this Exhibit W and Exhibit S regarding the Market Substantial Completion dates, then Exhibit W shall supersede Exhibit S.

         2.27 REMOVED PROVISIONS. Effective as of the Settlement Date, the text in each of Sections 6, 14.2.1(a)(ii), 16.2, 16.2.1, 16.4, 16.5, 20.3(3),
the section of Exhibit L titled "Standard Intervals" and Section 13 of Amendment No. 2 of the Contract shall be and is hereby deleted in its entirety; and the following phrase shall be and hereby is inserted and added in each such Section where the text was deleted:

                            "[Intentionally omitted]"

         2.28 Effective as of the Settlement Date, references to "Contract" or "SEPA" shall mean the Contract as amended by this Amendment.

                                  ARTICLE III

                                SECURITY INTEREST

         3.1 SECURITY INTEREST. Owner hereby grants to Vendor a lien and purchase money security interest (a "PMSI") on and in each item of Equipment or other good sold on and after the Effective Date to Owner by Vendor until such time as Vendor receives payment in full from Owner for such item or other good that is subject to a PMSI (the "Collateral"). Accordingly, the applicable PMSI for a given item of Equipment or other good sold to Owner after the Effective Date shall be deemed released in full by Vendor upon Vendor's receipt of payment from Owner for such item of Equipment or other good, and no PMSI shall attach to any item of Equipment or other good sold to Owner for which Vendor has received full payment in advance.

         3.2      PERFECTION OF VENDOR'S SECURITY INTERESTS.

                  (a) Owner agrees to cooperate and join, at Vendor's expense, with Vendor in taking such reasonable steps as are necessary to perfect or continue the perfected status of the security interests granted hereunder, including, without limitation, authorization of financing statements, amendments thereto and continuation statements.

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                  (b)      Vendor may at any time and from time to time, file
financing statements, continuation statements and amendments thereto in furtherance of the security interests granted hereunder that describe the Collateral in particular or in general and which contain any other information required by the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Owner is an organization, the type of organization and any organization identification number issued to Owner. Owner agrees to furnish any such information to Vendor promptly upon request. To the extent the applicable UCC provisions require execution of any such financing statements, continuation statements or amendments to be signed by Owner, Owner shall promptly execute them when presented by Vendor, subject to Owner reasonable review thereof. Vendor agrees to provide Owner with a copy of each Uniform Commercial Code financing statement, continuation statement or amendment filed pursuant to this
Section 3.2.

                                   ARTICLE IV

                                 MISCELLANEOUS

                  4.1 RATIFICATION AND CONFIRMATION. Except as amended and supplemented by this Amendment, all of the terms and provisions of the Contract shall remain in full force and effect and, except as expressly amended by this Amendment, are hereby ratified and confirmed.

                  4.2 COOPERATION; OTHER DOCUMENTS. At all times following the execution of this Amendment, each of the parties hereto agree to execute and deliver to the other party , or shall cause to be executed and delivered to the other party such additional agreements, instruments and documents, and shall do or cause to be done all such acts and things, as the other party may reasonably deem to be necessary or desirable and to assure the other party of the benefit of this Amendment and the documents comprising or relating to this Amendment.

                  4.3 SES, RS&R AND RTS PROGRAMS. Vendor will offer to Owner Vendor's Spare Exchange Services ("SES"), Repair Service and Return ("RS&R"), Remote Technical Support for CBX500 wireless Products ("RTS") and PSAX2300 wireless Products ("RTS-Lite") upon execution of this Amendment by all parties hereto. Owner and Vendor will enter into separate agreements for the provision of SES on and after the Settlement Date, the provision of RS&R on and after the Filing Date, and the provision of RTS and RTS-Lite to be made retroactive to August 20, 2003, all substantially in the form of the documentation Vendor has already provided to Owner regarding such services.

                  4.4 INTEGRATION. This Amendment, the Settlement Agreement, the Contract (as amended by this Amendment), and all documents and instruments executed in connection herewith or otherwise relating to this Amendment, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

                  4.5 AMENDMENT AND WAIVER. No amendment of this Amendment , and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all parties hereto.

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                  4.6      SUCCESSORS AND ASSIGNS. This Amendment and the
Contract: (i) shall be binding upon Vendor and Owner and upon their respective heirs, nominees, successors and assigns, and (ii) shall inure to the benefit of Vendor and Owner; provided, however, that Owner may not assign any rights hereunder or any interest herein without obtaining the prior written consent of Vendor, and any such assignment or attempted assignment shall be void and of no effect with respect to Vendor.

                  4.7 COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed by facsimile signature in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 Page 17 of 18
                      Lucent Technologies Inc. Proprietary
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         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment No. 5 to be executed by their duly authorized representatives effective as of the date first above written.

LUCENT TECHNOLOGIES INC.,                     CRICKET COMMUNICATIONS, INC.,
a Delaware corporation                        a Delaware corporation

By: /s/ FRANK A. DELCORE                      By: /s/ S.D. HUTCHESON
    ------------------------------                ------------------------------


Name: Frank A. DelCore                        Name: S.D. Hutcheson
      ----------------------------                  ----------------------------

Title: Managing Director                      Title: CFO
       ---------------------------                   ---------------------------

Date: 9/23/03                                 Date: 9/23/03
      ----------------------------                  ----------------------------

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                      Lucent Technologies Inc. Proprietary